Second Quarter 2023 NASDAQ: FRST Exhibit 99.2 PRIMIS

This Presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Primis Financial Corp.’s (the “Company”) future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance divisions, new digital banking platform, V1BE fulfillment service and Primis Mortgage Company; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management’s plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions; potential impacts of the recent adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services. Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-Looking Statements

Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings; operating return on average assets; pre-tax pre-provision return on average assets; pre-tax pre-provision operating return on average assets; operating return on average equity; operating return on average tangible equity; operating efficiency ratio; operating earnings per share – basic; operating earnings per share – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and core net interest margin are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term “operating” to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP Items table. Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP Measure

A pioneering bank, committed to imagining a faster and more convenient way to serve you. WELCOME TO PRIMIS Corp. Headquarters: McLean, VA Bank Headquarters: Glen Allen, VA Branches: 32 Ticker (NASDAQ): FRST Valuation Market Capitalization: $232 million Price / Book Value per Share 0.59x Price / Tangible Book Value(1): 0.81x Price / 2023 Estimated EPS(2): 8.80x Price / 2024 Estimated EPS(2): 7.19x Dividend Yield(3): 4.25% Pricing as of July 25, 2023. Financial data as of or for the three months ended June 30, 2023. (1) See reconciliation of Non-GAAP financial measures on slide 23. (2) Mean analyst estimates per S&P Global. (3) Assumes $0.40 annualized dividend.

Second Quarter Overview Sold or took near-term contracts that will move NPAs to 0.13% of total assets. Started sweeping excess funds on June, 30, 2023. If in place for all of Q2: Moves margin higher by 35 bps Moves leverage ratio to 8.6% Positions the Company to have peer group leading credit quality, capital levels and liquidity positions with lowest CRE exposure in our region. Core margin (considering the sweep in place) still 3.00% despite asset strategies that focus on medical professionals and cash-secured lending. Deposit portfolio in our core bank providing substantial strength with cost of Interest bearing deposits generally below peers and regional competition. Cost savings and loan sale strategy estimated to cover 2x the expected shrinkage in annual net interest income Second quarter earnings impacted by multiple nonrecurring or unusual items Branch closing / restructuring costs Problem asset impairment to achieve peer leading credit quality Other non-recurring amounts related to digital and core deposit account opening in 1H 2023. Pro Forma 2Q23 Reported Pre-Tax Income $ (210) Branch / Restructuring 1,488 Operating Pre-Tax Income $ 1,278 Loan Impairments / Taxes 2,463 Run-rate savings 2,362 Other Exp. Items 1,298 Excess FDIC Insurance 300 Gain-on-Sale 1,000 Adjusted Pre-Tax Income $ 8,701 Dollars in thousands

Valuable and Reliable Funding Sources

- Core bank continues to provide highly attractive funding at levels generally better than peer and regional competition
  - Alternative sources for funding alleviate pressure to reprice Primis bank (the “Bank”) to raise liquidity and proves thesis of digital strategy
  - Easily 50-75 bps of savings in our community bank deposit portfolio that is attributable to not being pressured incessantly for the next dollar of funding.

- Ability to leverage two funding channels provides meaningful flexibility and a competitive advantage
  - Digital platform allows the Bank to fulfill funding requirements without consuming wholesale capacity and at lower rates
  - Current cost of digital deposits improving quarterly against FHLB and Fed Funds. Current cost is approximately 30 bps less than target Fed Funds and moving towards Company goal of Fed Funds less 100 bps.

	2Q23	1Q23	4Q22	3Q22	2Q22
Core Bank Int. Exp.	$ 11,823	$ 9,343	$ 5,183	$ 3,287	$ 2,311
Digital Platform Int. Exp.	$ 12,960	$ 5,701	$ 127	$ 0	$ 0
Core Bank Avg. NIB	$ 472,416	$ 555,771	$ 648,051	$ 665,000	$ 596,693
Core Bank Avg. IBD	$2,155,212	$2,149,650	$2,027,211	$2,027,332	$2,057,708
Digital Platform Avg. IBD	$1,052,603	$ 481,072	$ 14,691	$ 89	$ 47
Core Bank Cost of IBD	***2.20%***	***1.76%***	***1.01%***	***0.64%***	***0.45%***
Core Bank Cost of Deposits	***1.80%***	***1.40%***	***0.77%***	***0.48%***	***0.35%***
Digital Platform Cost of IBD	4.94%	4.81%	3.42%	0.55%	0.45%
Avg. 3M FHLB Advance Rate	5.31%	4.96%	4.40%	2.93%	1.31%

Dollars in thousands

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Organization Focused on Funding for Past Three Years

Rolling out Technology and Consolidating Branches

V1BE Update(1)

61% % of V1BE Users that are SMBs	**~$144 million** Deposit balance of V1BE users	**7,701** Q2 Transactions	**4.8** V1BE App Rating



Deposits Serviced by V1BE
(in millions)
$240.0
$180.0
$120.0
$60.0
$0.0
$33.0
$57.0
$89.0
$108.0
$144.0
$179.0
$214.0
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023 goal
Q4 2023 goal

V1BE Forecast

Double Users by EOY to 1,500 in core markets.	Grow SMB checking using service to over **$200 million**	Equally integral in Retaining and Adding relationships

Deposits per Branch(2)



$74.5
$84.6
$85.1
$114.6
$114.5
$152.7
Q2'22
Q3'22
Q4'22
Q1'23
Q2'23
Q2'23 PF

- Attractive community bank deposit base with core bank cost of deposits of only 1.80% in Q2
- V1BE adoption/utilization continues to build with monthly transactions up 43% in Q2, primarily due to small-business activity

(1) V1BE is a proprietary bank delivery app for on-demand ordering of branch services
(2) Deposits per branch includes balances that were swept off. Pro forma includes branch consolidation. Dollars in millions
Map Source: S&P Global.

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Panacea Financial Update

Q2’23 Loan Composition ($289.5 million)


23.4%
17.4%
59.2%
PRN
Student Refi
Commercial

Q2’23 Summary

- Total loan originations since launch of $386.0 mil. (committed bal.)
  - Q2’23 loan originations of $75.6 mil.
  - Production yields of 8.17%.
- Total deposits of $46.3 mil., up 50.0%+ un-annualized qtr./qtr.
  - Pipeline includes $20 mm of NIB deposits, mostly commercial
- Opened >650 new deposit accounts, up 54% un-annualized qtr./qtr.
- Sold $5.5 mil. of loans in Q2’23 with recognized gain of $183k in Q2’23 (3.32% GOS)
- $5.6 mil. of closed residential mortgage referrals
- Now banking ~4,000+ doctors and >1% of all future doctors in the U.S.

2023 Outlook

- $150-200 mil. of total originations, $30-50 mil. of total deposit growth
- $20+ mil. of residential mortgage loan sales
- $50-$100 mil. of total loan sales under recently initiated GOS strategy
- $5.5+ mil. of PTPP earnings improvement vs. 2022

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4 Life Insurance Premium Finance Update Key Portfolio Metrics Key Performance Metrics 27 Average number of days from submission to loan closing ORIGINATION CYCLE TIME Average Actual Primis Processing Time is ~5 Days Placement Ratio Carrier Approvals Top-Tier Partners Facilitators 68% 27 82 6 Average weekly submissions in Q2’23 SUBMISSIONS 5 46.3% Q2 Loan Balance Growth 7.35% yields on current pipeline for 1 year cash-secured lending $346.3 Million Loan Balances (Net of Fees)

Primis Mortgage Update Pre-tax earnings for Q2: $647K 35 bps of pretax profitability with less than $200mm of quarterly production illustrates the discipline and opportunity with our strategy Funded production of $184 million, up 49% from Q1’23 Now licensed in 42 states and D.C. Locked pipeline at June 30, 2023 up 15% from March 31, 2023 On track for $700 million mortgage production in 2023, even in the current rate environment Continue to add reliable performers using our culture and commitment to the industry versus signing bonuses and financial commitments. Q2’23 signing bonuses of less than $30,000

Second Quarter Results

Growth in average deposits of $494 million or 62% annualized versus the previous quarter. New non-time deposit accounts for the quarter totaled 4,315 accounts with balances of $112 million at the end of the second quarter of 2023.  Cumulative beta on the core bank’s interest bearing deposits of only 23%. Loan production for the quarter of $165 million and loan growth of $130 million, or 17% annualized, from the previous quarter. Pro forma non-performing assets to total assets of 0.13% adjusting for contracts in place. Strong liquidity and capital ratios. Limited exposure to investor CRE, particularly office or retail. 71% of loan growth in last 12 months has been either cash secured life premium or medical professional lending. Recently announced cost savings initiative and structural changes to branch and digital deposit gathering is expected to reduce costs by an estimated $9.4 million per year and is expected to be fully implemented by October 2023.  Reduction in branch count will push total deposits per branch to approximately $153 million (including swept deposits) compared to approximately $85 million per branch at the end of 2022. Total deposits fully serviced by V1BE increased to $144 million from the prior quarter with 746 customers to the invitation only service. Uninsured deposits make up approximately 16% of total deposits at June 30, 2023. Mortgage banking profitable in Q2 with a pre-tax contribution of $647 thousand. Second Quarter Highlights

Dollars in millions. See reconciliation of Non-GAAP financial measures on slide 23. Balance Sheet Trends (1)

Non-Owner-Occupied CRE by Type Total Outstanding % of Portfolio Excl PPP Hotel $208 6.6% Office $149 4.7% Retail $93 2.9% Assisted Living $46 1.4% Daycare/Schools/Churches $30 1.0% Warehouse/Industrial $21 0.7% Self Storage and Other $44 1.4% Total Non-Owner Occupied CRE $592 18.7% Built Diversification into Loan Book in just 3 Years Never Lunged at long-maturity low rate CRE Disciplined around Cash secured lending & Medical Professionals NOO CRE By Collateral Type(1) Hotel portfolio down to $208 million from almost $300 million in early 2020 Occupancy, RevPAR, and ADR exceeding 2019 performance Debt coverage over 1.50x Office non owner-occupied CRE was $149 million at June 30 with $100 million of that true office building exposure LTV across all office is 66% All fully guaranteed by very high net worth guarantors Significant maturities/rate resets don’t begin until 2026 Retail exposure of $93 million at June 30 Low weighted-average LTV of 60% Low average loan size of less than $2 million. Dollars in millions. Loan balances using Book Balance

Classified loans and NPAs exclude guaranteed portion of SBA loans. Core net charge-offs exclude losses covered by a third party. Asset Quality NPAs / Loans (Ex. PPP) + OREO Core NCOs / Average Loans Criticized & Classified Loans / Total Loans (Ex. PPP) Nonperforming assets and classified loans decreased by $8.1 million and $5.9 million, respectively, from Q1’23 Approx. $600K of migration to NPL in Q2 Large remaining NPL relationship under contract to close in Q3 Remaining NPLs roughly $5 million or 0.13% of assets at Q2 Net charge-offs of $1.6 million in Q2 Includes $1.4 million of net charge-offs covered by a third party (offset in noninterest income) Core net charge-offs of $0.2 million OREO at $0 as of June 30, 2023

Allowance for Credit Losses ACL Walk Forward ACL / Gross Loans (Ex. PPP) Provision for credit losses of $4.3 million in Q2 versus provision of $5.2 million in Q1 Provision includes $1.42 million related to third-party managed portfolio with credit enhancement Provision offset by gain of equal amount recorded in noninterest income Includes $2.3 million to impair NPLs that will close in Q3 ACL coverage of gross loans 1.21% at the end of Q2 Dollars in millions

Dollars in millions. (1) Core deposits exclude time deposits and includes deposits that were swept off at 6/30 Deposit Trends Deposit Composition – Q2’23 Core Deposit Growth(1) Total deposits were essentially flat compared to Q1’23 when including $348 million swept to other banks at June 30, 2023 Uninsured/unsecured deposits make up approximately 16% of total deposits with 220% coverage of those balances from external liquidity sources $25 million on brokered deposits paid off in Q2’23 with remaining $75 million maturing in Q4’23 Cost of Deposits: 270 bps

Net Interest Income Progression Dollars in thousands. Core excludes impact of PPP balances (1) Net Interest Margin (Core) excludes excess deposits in Q1’23 and Q2’23 Net Interest Income and Net Interest Margin Net interest margin negatively impacted by excess liquidity on the balance sheet. Excluding excess deposits, core bank margin would have been 3.00% in Q2 Net Interest Margin Trends (1)

Q2 NIE, excluding unfunded commitment expense, includes the following: $0.5 million of expense due to third-party serviced loan portfolio, down from $0.9 million last quarter Mortgage expenses of $5.3 million, up from $5.0 million last quarter Branch closure and other restructuring costs of $1.5 million Excluding items above, Q2 NIE increased to $23.5 million versus $21.5 million in Q1 Decline in compensation ($1.2MM) from attrition and bonus reversal Increases in FDIC assessment ($0.7MM), data processing ($0.9MM), debit card stock ($0.4MM), taxes on problem loans ($0.2MM) Data processing costs up due to high application volume from digital platform growth late Q1/early Q2 and expected to moderate FDIC assessment expected to moderate due to deposit sweep Efficiency Ratio Dollars in thousands. (1) See reconciliation of Non-GAAP financial measures on slide 23. Non-Interest Expense and Efficiency Ratio Non-Interest Expense (Ex. Res. for Unfunded Com. Expense) (1)

Tangible Book Value Per Share Diluted Earnings Per Share and Adjusted Diluted EPS (1) See reconciliation of Non-GAAP financial measures on slide 23. Per Share Results AOCI impact to TBV per share of $1.05 at June 30, 2023, expected to recover over time given our intent and wherewithal to hold until recovery or maturity. (1) (1)

Talented management team and board committed to building long-term shareholder value Attractive multi-pronged strategy for growth beginning to pay dividends Aggressive and early use of technology positioning the Bank for superior performance as the industry evolves Significant valuation upside as strategic investments mature Summary

Appendix

Non-GAAP Reconciliation

Primis Financial Corp.							
(Dollars in thousands, except per share data)	For Three Months Ended:					For Six Months Ended:	
Reconciliation of Non-GAAP items:	2Q 2023	1Q 2023	4Q 2022	3Q 2022	2Q 2022	2Q 2023	2Q 2022
Net income	$ (188)	$ 5,953	$ 3,040	$ 5,025	$ 4,948	$ 5,765	$ 9,484
Non-GAAP adjustments to Net Income:							
Branch Consolidation / Other restructuring	1,488	-	1,175	308	901	1,488	901
(Gain) on sale of Infinex investment	-	-	(4,144)	-	-	-	-
Merger expenses	-	-	-	-	401	-	516
Income tax effect	(321)	-	641	(67)	(281)	(321)	(306)
Net income adjusted for nonrecurring income and expenses	$ 979	$ 5,953	$ 712	$ 5,266	$ 5,969	$ 6,932	$ 10,595
Net income	$ (188)	$ 5,953	$ 3,040	$ 5,025	$ 4,948	$ 5,765	$ 9,484
Income tax expense	(22)	1,353	519	1,359	1,361	1,331	2,612
Provision for credit losses (incl. unfunded commitment expense)	4,067	5,278	7,896	3,201	254	4,067	613
Pre-tax pre-provision earnings	$ 3,857	$ 12,584	$ 11,455	$ 9,585	$ 6,563	$ 11,164	$ 12,710
Effect of adjustment for nonrecurring income and expenses	1,488	-	(2,969)	308	1,302	1,488	1,417
Pre-tax pre-provision operating earnings	$ 5,345	$ 12,584	$ 8,486	$ 9,893	$ 7,865	$ 12,652	$ 14,127
Return on average assets	(0.02%)	0.62%	0.35%	0.61%	0.62%	0.29%	0.58%
Effect of adjustment for nonrecurring income and expenses	0.11%	0.00%	(0.27%)	0.03%	0.13%	0.06%	0.07%
Operating return on average assets	0.09%	0.62%	0.08%	0.64%	0.75%	0.34%	0.65%
Return on average assets	(0.02%)	0.62%	0.35%	0.61%	0.62%	0.29%	0.58%
Effect of tax expense	(0.00%)	0.14%	0.06%	0.16%	0.17%	0.07%	0.16%
Effect of provision for credit losses (incl. unfunded commitment expense)	0.39%	0.55%	0.91%	0.39%	0.03%	0.20%	0.04%
Pre-tax pre-provision return on average assets	0.37%	1.31%	1.32%	1.16%	0.83%	0.55%	0.78%
Effect of adjustment for nonrecurring income and expenses and expenses	0.14%	0.00%	(0.34%)	0.04%	0.16%	0.07%	0.09%
Pre-tax pre-provision operating return on average assets	0.51%	1.31%	0.98%	1.20%	0.99%	0.63%	0.87%
Return on average equity	(0.19%)	5.98%	3.04%	4.98%	4.89%	2.88%	4.67%
Effect of adjustment for nonrecurring income and expenses	1.17%	0.00%	(2.33%)	0.24%	1.01%	0.58%	0.55%
Operating return on average equity	0.98%	5.98%	0.71%	5.22%	5.90%	3.46%	5.22%
Effect of goodwill and other intangible assets	0.36%	2.17%	0.27%	1.93%	2.15%	1.26%	1.84%
Operating return on average tangible equity	1.33%	8.14%	0.98%	7.15%	8.05%	4.72%	7.06%
Efficiency ratio	88.19%	68.69%	71.82%	71.93%	75.26%	77.75%	75.79%
Effect of adjustment for nonrecurring income and expenses	(4.30%)	0.00%	4.95%	(0.93%)	(4.79%)	(2.00%)	(2.72%)
Operating efficiency ratio	83.90%	68.69%	76.78%	70.99%	70.48%	75.76%	73.08%
Earnings per share – Basic	$ (0.01)	$ 0.24	$ 0.12	$ 0.20	$ 0.20	$ 0.23	$ 0.39
Effect of adjustment for nonrecurring income and expenses	0.05	-	(0.09)	0.01	0.04	0.05	0.05
Operating earnings per share – Basic	$ 0.04	$ 0.24	$ 0.03	$ 0.21	$ 0.24	$ 0.28	$ 0.43
Earnings per share – Diluted	$ (0.01)	$ 0.24	$ 0.12	$ 0.20	$ 0.20	$ 0.23	$ 0.38
Effect of adjustment for nonrecurring income and expenses	0.05	-	(0.09)	0.01	0.04	0.05	0.05
Operating earnings per share – Diluted	$ 0.04	$ 0.24	$ 0.03	$ 0.21	$ 0.24	$ 0.28	$ 0.43
Book value per share	$ 15.93	$ 16.14	$ 15.90	$ 15.82	$ 16.10	$ 15.93	$ 16.10
Effect of goodwill and other intangible assets	(4.35)	(4.37)	(4.37)	(4.40)	(4.40)	(4.34)	(4.40)
Tangible book value per share	$ 11.58	$ 11.79	$ 11.53	$ 11.43	$ 11.69	$ 11.58	$ 11.69
Stockholders' equity	$ 393,216	$ 398,505	$ 392,464	$ 389,896	$ 396,753	$ 393,216	$ 396,753
Less goodwill and other intangible assets	(107,215)	(107,539)	(107,863)	(108,147)	(108,524)	(107,215)	(108,524)
Tangible common equity	$ 286,001	$ 290,966	$ 284,601	$ 281,749	$ 288,229	$ 286,001	$ 288,229
Equity to assets	10.22%	9.48%	10.99%	11.62%	12.27%	10.22%	12.27%
Effect of goodwill and other intangible assets	(2.57%)	(2.38%)	(2.77%)	(2.94%)	(3.05%)	(2.57%)	(3.05%)
Tangible common equity to tangible assets	7.64%	7.10%	8.22%	8.68%	9.22%	7.64%	9.22%
Net interest margin	2.65%	3.15%	3.67%	3.57%	3.33%	2.89%	3.14%
Effect of adjustments for PPP associated balances*	0.00%	0.01%	0.01%	0.01%	0.02%	0.00%	0.01%
Core net interest margin	2.65%	3.16%	3.68%	3.58%	3.35%	2.89%	3.15%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35 bps on average PPP balances in all applicable periods.

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